Exhibit 99.1

China GengSheng Minerals Secures New Export Contract for Fracture Proppants,
Valued at Approximately $1.7 Million

GONGYI, China, July 20, 2010 – China GengSheng Minerals, Inc. (NYSE Amex: CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has secured an approximately $1.7 million contract for its fracture proppant products with a new distributor to strengthen its export to the U.S. market. Product shipments under this contract are expected to commence during the third quarter of 2010 and continue through the end of the year.

"We have secured approximately $9.5 million in fracture proppant contracts during the first two quarters and continue to see strong growth prospects early in the third quarter as we shore up existing relationships and attract new customers," said Mr. Shunqing Zhang, China GengSheng's Chairman and Chief Executive Officer. "The recent upgrade of our phase II production line has significantly enhanced our manufacturing capabilities and we are well positioned to address increasing demand for our high-margin, premium products. We are working diligently to continue growing this segment of our business during the second half of 2010 and we are confident that demand will remain healthy as new and existing customers recognize the benefits of our fracture proppant products."

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd..

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company's email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Note Regarding Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement

Contacts:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

China Gengsheng Minerals, Inc.
Ms. Wendy Sun
Finance Manager and Investor Relations
+86-159-3870-8666
gswendy@gengsheng.com

Mr. Shuai Zhang
Investor Relations
gszs@gengsheng.com

# # #